UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

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ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

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Virginia (State or other jurisdiction of incorporation)	1-14601 (Commission File Number)	06-1526315 (I.R.S. Employer Identification No.)

501 Merritt 7, Norwalk, CT (Address of principal executive offices)	06851 (Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On February 13, 2009, Arch Chemicals, Inc. (the “Company”) entered into an unsecured Credit Agreement dated as of February 13, 2009 (the “Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, RBS Citizens, N.A., as syndication agent, and KeyBank, N.A. and Wachovia Bank, N.A., as co-documentation agents, and Banc of America Securities LLC and Greenwich Capital Markets, Inc., as joint lead arrangers and joint book managers.  The Credit Agreement, which matures on June 15, 2011, provides for the Company to borrow $100 million from the lenders at various floating interest rates.  All $100 million was drawn at closing.  The Credit Agreement permits the maximum borrowing amount to be increased from $100 million up to a maximum of $125 million, subject to additional lender commitments.  The Credit Agreement is subject to quarterly amortization of principal equal to 5% of the principal amount of the Credit Agreement beginning September 30, 2009.  The Credit Agreement contains various representations and financial and other covenants, including (i) an interest coverage ratio covenant and leverage ratio covenant, each of which contains ratio limits that are consistent with the Company’s existing Revolving Credit Agreement, and (ii) a restricted payments covenant.  The restricted payments covenant restricts the payment of dividends and the repurchase of Company shares to $65 million plus 50 percent of cumulative adjusted net income (loss) for the period beginning June 15, 2006.  At December 31, 2008, restricted payments were limited to $81.0 million.  The Credit Agreement also contains standard events of default (the occurrence of which may trigger an acceleration of amounts outstanding under the Credit Agreement).

The foregoing description is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Some of the lenders under the Credit Agreement have in the past provided, and may in the future provide, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary fees and commissions.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 above is incorporated herein by reference.

Item 7.01           Regulation FD Disclosure.

A press release issued by the Company on February 17, 2009 relating to the Credit Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated as of February 13, 2009, among Arch Chemicals, Inc., a Virginia corporation, the lenders party thereto and Bank of America, N.A., as administrative agent, RBS Citizens, N.A., as syndication agent, and KeyBank, N.A. and Wachovia Bank, N.A., as co-documentation agents, and Banc of America Securities LLC and Greenwich Capital Markets, Inc., as joint lead arrangers and joint book managers.

99.1	Press Release, dated February 17, 2009.

SIGNATURES

                            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009	ARCH CHEMICALS, INC. By: /s/ Steven C. Giuliano
Name: Steven C. Giuliano Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement dated as of February 13, 2009, among Arch Chemicals, Inc., a Virginia corporation, the lenders party thereto and Bank of America, N.A., as administrative agent, RBS Citizens, N.A., as syndication agent, and KeyBank, N.A. and Wachovia Bank, N.A., as co-documentation agents, and Banc of America Securities LLC and Greenwich Capital Markets, Inc., as joint lead arrangers and joint book managers.

99.1	Press Release, dated February 17, 2009.